UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant To Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 30, 2015 (September 24, 2015)

NEW ENTERPRISE STONE & LIME CO., INC.
(Exact name of registrant as specified in charter)

DELAWARE	333-176538	23-1374051
(State or Other Jurisdiction of Incorporation or Organization)	(Commission file number)	(I.R.S. Employer Identification Number)

3912 Brumbaugh Road
P.O. Box 77
New Enterprise, PA 16664
(Address of principal executive offices)

(814) 766-2211
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement

On September 24, 2015, the Board of Directors of New Enterprise Stone & Lime Co., Inc. (the “Company”) amended and restated the Executive Benefit Plan (the “Plan”) to, among other things, terminate the death and disability benefits under the Plan effective December 31, 2015. The amended Plan also reflects the prior freeze of Plan contributions and cessation of crediting earnings and losses on participant account balances effective December 31, 2015.

The foregoing description of the Plan, and the amendments thereto, is only a summary and is qualified in its entirety by the full text of the Plan, as amended, a copy of which will be filed as an exhibit to the Company’s Quarterly Report on Form 10-Q for the quarterly period ended August 31, 2015.

Signatures

Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

NEW ENTERPRISE STONE & LIME CO., INC.

	By:	/s/ Paul I. Detwiler, III
Paul I. Detwiler, III
President, Chief Executive Officer and Secretary

Date: September 30, 2015